UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 18, 2020

Date of Report (Date of earliest event reported)

Cars.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37869	81-3693660
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

 300 S. Riverside Plaza, Suite 1000

Chicago, Illinois 60606

(Address of principal executive offices)

(312) 601-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CARS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cars.com Inc. (the “Company” or “CARS”) appointed Sonia Jain, age 41, as Chief Financial Officer effective July 6, 2020.

Sonia has more than 10 years of retail, technology and financial management experience and previously served as Chief Financial Officer of Redbox Automated Retail LLC, overseeing finance, treasury, strategy & analytics, and M&A activities from September 2016 to June 2020. Prior to that, Sonia was with Outerwall, Inc. as Vice President, Finance & Treasurer from August 2012 to September 2016; as Senior Director Corporate Finance & Treasurer from May 2011 to August 2012; and as Director of Corporate Finance from August 2010 to May 2011. Prior to her roles at Outerwall, Sonia was an investment banker at Morgan Stanley from August 2007 to August 2010 and a consultant at McKinsey & Company from September 2003 to August 2005. Sonia is an MBA graduate of the Harvard Business School and holds a Master of Science in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology and an undergraduate degree in Electrical Engineering from Princeton University.

Sonia takes over from Jandy Tomy, who has served as Interim Chief Financial Officer of CARS since January 2020. Jandy will resume her Treasurer position as well as other finance responsibilities for the Company.

Pursuant to the terms of her offer letter, effective as of July 6, 2020 (the “Offer Letter”), Sonia will be paid an annual base salary of $480,000, a short-term annual cash incentive with a target of 100% of base salary, and a long-term annual equity incentive with a target of 275% of base salary. For 2020, her annual cash and equity incentives will be prorated based on her start date and her annual cash incentive will be calculated using Company performance factor of 100%. In addition, Sonia is eligible to receive a one-time grant of $850,000 restricted stock units and a one-time cash bonus of $250,000, each subject to certain conditions, including a clawback of the cash bonus during the first 12 months for voluntary termination or termination for cause.  Upon Board approval, Sonia will be eligible to participate in the Executive Severance Plan and Change in Control Severance Plan. The equity awards will be granted under the Cars.com Inc. Omnibus Incentive Compensation Plan. Sonia will also be eligible to participate in all customary employee benefit plans or programs of the Company generally made available to the Company’s senior executive officers. Sonia has agreed to observe the Company’s standard confidentiality and restrictive covenant agreement and her employment is at-will and may be terminated at any time for any reason.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Employment Offer Letter which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 in its entirety by reference.

There is no family relationship between Sonia and any director or executive officer of the Company, and she has no direct or indirect material interest required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On June 18, 2020 Cars.com Inc. issued a press release announcing the appointment of Sonia Jain as Chief Financial Officer, effective July 6, 2020. A copy of the press release is being furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits
Exhibit No.	Exhibit

10.1	Employment Offer Letter, dated May 15, 2020, between Cars.com, LLC and Sonia Jain

99.1	Cars.com Inc. Press Release, dated June 18, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cars.com Inc.

Date: June 18, 2020	By:	/s/James F. Rogers
James F. Rogers Chief Legal Officer